Exhibit 10.2   Subscription Agreement dated June 9, 2009 from The Banks Development Trust

SUBSCRIPTION AGREEMENT
FOR
ZAP

THIS SUBSCRIPTION AGREEMENT (“Agreement”) is made and entered into by and between ZAP, a California corporation ("Company”), and the undersigned subscriber(s) ("Investor") who hereby agrees as set forth below.

1.           SUBSCRIPTION.  Investor, intending to be legally bound, hereby subscribes for:

4,000,000 warrants at $.50
4,000,000 shares at $.25

The shares are common shares, no par value are referred to as the “Securities.”  The share certificate(s) representing the Securities purchase pursuant to the terms of this Agreement shall be delivered concurrent with the initial payment as provided for in section “j” hereof.

2.           CONDITIONS TO OFFER.  Investor’s subscription is made subject to the following terms and conditions:

(a)           The Company shall have the right to accept or reject this subscription. If the Company accepts this Subscription, it will execute and redeliver this Agreement to Investor.

(b)	The accuracy and continued accuracy of all representations, warranties and agreements of Investor herein, and in the Investor Questionnaire.

3.           RECEIPT OF COMPANY INFORMATION.   By executing this Subscription Agreement, Investor hereby acknowledges receiving and reading a copy of the Company’s Annual Report on Form 10-KSB for the most recent fiscal year, the Definitive Proxy Statement for the most recent Annual Meeting of Shareholders, Quarterly Reports on Form 10-QSB filed during the current fiscal year, Current Reports on Form 8-K filed subsequent to the most recent Quarterly Report on Form 10-QSB, a description of the Securities being issued to the Investor, the use of the proceeds being received by the Investor if the Investor is paying cash for the Securities, and a description of any material changes in the Company’s affairs that are not disclosed in the documents furnished (collectively, the “Company Documents”).  Investor understands the special risks in purchasing the Securities as described in the information provided by the Company, and hereby acknowledges and agrees that no representations have been made, or if made, will be relied upon, other than those contained in the documents furnished.

4.           REPRESENTATIONS AND WARRANTIES.   By executing the Subscription Agreement, Investor represents and warrants to the Company that:

(a)            The Securities are being acquired for Investor’s own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (“Act”), or the securities laws of any state.

(b)            Investor understands that the Securities have not been registered under the Act by reason of issuance in a transaction exempt from the registration requirements of the Act and that the Securities may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Act, that the Company has no intention of registering the Securities for resale. Investor understands the legal consequences of the foregoing to mean that the Securities and the economic risk of its investment in the Securities must be held by Investor for an indefinite period of time.  Investor cannot transfer the Securities until the later of (1) 6  months from the date the purchase contemplated by this Agreement is consummated, and (2) expiration of the restrictions of Rule 144 of the Securities Act of 1933, as amended.  Investor further understands that the Securities have not been registered under any state law by reason of their issuance in a transaction exempt from the registration requirements of state law, and that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Securities.

(c) Investor understands that the Securities are “restricted securities” within the meaning of Rule 144 and that a legend restricting sales or transfers will appear on any certificates issued to represent such Securities.  Investor bears the burden to establish the availability of any exemption under Rule 144, or otherwise, for any transfer which the Investor intends to make.  Any transferor may be required to furnish an opinion of counsel satisfactory to the Company that the proposed transfer complies with applicable federal and state securities laws.

(d)           Investor and its advisors have been provided with information concerning the Company, including, without limitation, the Company Documents, and have read the Company Documents and have been afforded an opportunity to ask such questions of the Company’s officers and representatives concerning the Company’s property, business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.  Investor and its advisors have been provided with full and free access and opportunity to inspect, There view, examine, and inquire about all books, records, and information, including financial information, of the Company, its business and affairs and have made such inspection, review, examination, due diligence and inquiry as they have deemed appropriate.  Investor has reviewed the merits and evaluated the risks of the investment with its own tax and legal counsel to the extent deemed advisable.

(e)           Investor has such knowledge and experience in financial and business matters, that Investor is capable of evaluating the merits and risks of the purchase of the Securities.  Investor understands that the acquisition of the Securities is a high risk and speculative investment involving the risk of total loss.

(f)           Investor has the financial ability to bear the economic risk of its investment, has adequate means of providing for its current needs and personal contingencies, and has no need for liquidity with respect to its investment in the Securities.  Investor's overall commitment to investments, including the Securities, which are not readily marketable, is not disproportionate to Investor's net worth.

(g)            INVESTOR HAS RECEIVED AND READ THE COMPANY DOCUMENTS AND FULLY RECOGNIZES THE RISKS OF INVESTMENT IN THE SECURITIES.  In making Investor's decision to purchase Securities herein subscribed for, Investor has relied solely upon independent investigations made by Investor or Investor's investment advisers, if any, and not solely upon the Company Documents.  Investor understands that an investment in the Securities involves certain risks and Investor has taken full cognizance of and understands such risks.

(h)           Each representation and warranty of Investor contained herein and all information furnished by Investor to the Company, including the information furnished by Investor in the Investor Questionnaire, is true correct and complete in all respects.

           (i)Company and its officers and directors shall take such actions as may be required by law to remove the Rule 144 restrictions immediately upon 6 months having elapsed from the date of purchase of the Securities.  This obligation shall apply to each the 4,000,000 shares of stock (Securities) being purchased at this time, as well as to the Securities issued in consideration of the 4,000,000 warrants that are being issued concurrently herewith.  This shall include, but not be limited to the Company having its legal counsel issue an opinion letter in form satisfactory to the transfer agent, or such other person or entity, as may be required, to have the Rule 144 restriction immediately removed from the Securities such that the same are immediately freely and without restriction saleable or transferrable by Investor.

          (j) Investor shall pay for the 4,000,000 shares of stock (Securities) in the following manner: (1) the sum of five hundred thousand dollars upon execution of this Subscription Agreement and (2) the balance of five hundred thousand dollars commencing on January 1, 2010 and continuing thereafter on the first day of each month until fully paid an amount equal to the lesser of (a) one-half of the general and administrative expenses of the corporation for the preceding calendar month or (b) the sum of fifty thousand dollars.  Company warrants and represents that all funds provided for herein with respect to the purchase of the Securities shall only be used for the Company’s general and administrative expenses.

The foregoing representations and warranties are made by Investor, and the information furnished by Investor in the Investor Questionnaire has been so furnished, with the intent that the same will be relied upon in determining its suitability as a purchaser of Securities. Investor undertakes to notify the Company immediately of any change in any representation or warranty or other information relating to Investor set forth herein or in the Investor Questionnaire.  If more than one person is signing this Agreement, each representation and warranty shall be a joint and several of each such person.

5.           INDEMNIFICATION.  Investor hereby agrees to indemnify and hold harmless the Company and all directors, officers, employees, agents and affiliates from any and all damages, losses, expenses or costs (including reasonable attorney’s fees) which they may incur by reason of Investor’s failure to fulfill all of the terms and conditions of this Subscription Agreement or by reason of Investor’s breach of any of the representations, warranties or agreements contained in this Subscription Agreement or in the Investor Questionnaire.  All statements, representations, warranties or covenants in the indemnification contained in this Subscription Agreement shall survive the acceptance of this subscription.

6.           REVOCATION.  Except to the extent permitted by applicable securities laws, Investor agrees that Investor shall not cancel, terminate or revoke this Subscription Agreement or any agreement hereunder, and that this Subscription Agreement shall survive Investor’s death, disability, insolvency and bankruptcy.

7.           APPLICABLE LAW; VENUE.  This Agreement shall be construed in accordance with the laws of the State of California and deemed executed in Santa Rosa, California.  The venue of any action brought upon this Agreement or with respect to the undersigned’s Securities in the Company or any of the events surrounding his purchase thereof will be in the state or federal courts situated in Sonoma County, California to which jurisdiction Investor consents.  Investor hereby waives his right to trial by jury with respect to any action referenced in this Section 7.

8.           MISCELLANEOUS PROVISIONS. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior oral and written negotiations, representations, agreements and understandings of the parties.  This Agreement shall not be amended, altered or modified except by a written instrument signed by all of the parties hereto.  This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of California. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.  This Subscription Agreement shall be effective upon the date of its acceptance and execution by the Company.

ZAP

INVESTOR SIGNATURE/SUBSCRIPTION AGREEMENT

The undersigned has received the Company Documents and has read this entire Subscription Agreement together with such Company Documents.  This Subscription Agreement has been executed this 9th day of June, 2009 at Oakland, CA.

Exact Name on Investor Account: The Banks Development Trust

Signature :    /s/ Ronald S Berg
Ronald S. Berg, Trustee

(This signature should be that of (i) the Investor(s), or (ii) in the case of a trust, partnership or corporation, the signature should be that of the representative of the Investor such as the trustee, general partner or corporate officer).

Print Name:	Ronald S. Berg

Print Title:	Trustee of The Banks Development Trust

Address Street:	Ronald S. Berg, Esq., Berg and Berg, L.L.P. Post Office Box 8817 Calabasas, CA 91372-8817

Agreed and Accepted:
ZAP, a California corporation

BY:

Name: Steven Schneider
Title: Chief Executive Officer

Date:   June 9, 2009